EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-197967 and 333-207862 on Form S-3 and Registration Statement No. 333-144315 on Form S-8 of our report dated February 24, 2017, relating to the consolidated financial statements of Spectra Energy Partners, LP and subsidiaries, appearing in this Annual Report on Form 10-K of Spectra Energy Partners, LP for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 15, 2018